UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2003

Kemper Investors Life Insurance Company

(Exact name of registrant as specified in its charter)

           Illinois

333-02491*

      36-3050975

(State or other juris-

(Commission File Number)

(IRS Employer Identi-

diction

of incorporation)

         fication No.)

1600 McConnor Parkway, Schaumburg, Illinois  60196-6801

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (847) 874-4000

*Pursuant to Rule 429 under the Securities Act of 1933, this Form 8-K also relates to Commission file numbers 333-22389, 333-32632, 333-54252, and 333-86044.

Item 2.

Acquisition or Disposition of Assets.

On September 3, 2003 (the “Closing Date”), Kemper Investors Life Insurance Company (“KILICO”) transferred portions of its business through a one hundred percent coinsurance arrangement, as well as the capital stock of its wholly-owned subsidiaries, to its former affiliate, Federal Kemper Life Assurance Company (“FKLA”).  Prior to the Closing Date, KILICO, FKLA, Zurich Life Insurance Company of America (“ZLICA”), and Fidelity Life Association, a Mutual Legal Reserve Company (“FLA”) operated under the trade name “Zurich Life” and were all, except FLA, direct, wholly-owned subsidiaries of Kemper Corporation (“Seller”).  Following the Closing Date, KILICO remains a direct, wholly-owed subsidiary of Seller.

These transfers were part of a larger transaction pursuant to a Stock and Asset Purchase Agreement, dated as of May 29, 2003 (the “Purchase Agreement”), between Zurich Holding Company of America (“Parent”), Seller, KILICO, Zurich Financial Services (“Zurich”) (solely for the purposes of Section 5.17), Banc One Insurance Holdings, Inc. (“BOIH”) and Bank One Corporation (“Bank One”) (solely for the purposes of Section 5.5 and Section 5.23).  Under the Purchase Agreement, Seller, an indirect subsidiary of Zurich, agreed to sell the capital stock of FKLA, ZLICA and Zurich Direct Inc. to BOIH.  BOIH also agreed to acquire indirect control of FLA via its acquisition of FKLA which, pursuant to a Management Agreement, directs the day-to-day operations of FLA.  BOIH further agreed to acquire control of certain additional KILICO Subsidiaries.  The “KILICO Subsidiaries” include Investors Brokerage Services, Inc., Zurich Life Insurance Company of New York, Investors Brokerage Services Insurance Agency, Inc., PMG Life Agency, Inc., PMG Marketing, Inc., PMG Securities Corporation and PMG Asset Management, Inc.

Upon the closing on September 3, 2003 of the transactions (the “Closing”) contemplated by the Purchase Agreement, including a Coinsurance Agreement, effective as of the Closing (the “Coinsurance Agreement”), KILICO ceded to FKLA, and FKLA assumed on a coinsurance basis, 100% of the General Account Liabilities.  The “General Account Liabilities” include all of KILICO’s gross liabilities and obligations, including benefits, claims, taxes, commissions and assessments for certain types of existing individual and group life insurance policies and annuity contracts (the “Reinsured Policies”) except for certain retained liabilities.  The Reinsured Policies also include certain policies to be written by KILICO for a specified period subsequent to the Closing.

Upon the Closing, KILICO also ceded to FKLA, and FKLA assumed on a modified coinsurance basis, 100% of the Separate Account Liabilities.  The “Separate Account Liabilities” are all liabilities that were reflected in KILICO’s separate accounts and that relate to the Reinsured Policies.  Pursuant to the modified coinsurance framework under which Separate Account Liabilities are reinsured, ownership of the underlying separate accounts was not transferred to FKLA.

In consideration of FKLA’s assumption of the General Account Liabilities, KILICO transferred to FKLA the Transferred Coinsurance Assets, less a Ceding Commission, as described below.  “Transferred Coinsurance Assets” means (a)(i) all of the issued and outstanding shares of the KILICO Subsidiaries and certain other assets (software, fixtures, equipment, etc.), (ii) certain investment assets and (iii) cash or cash equivalents, having an aggregate market value equal to the amount as of the Closing Date of the General Account Reserves, as defined in the Coinsurance Agreement, plus (b) KILICO’s interest maintenance reserve as of the Closing Date (excluding interest maintenance reserve as a result of the realization of gain associated with transferring the Transferred Coinsurance Assets at market value rather than book value) minus (c) the aggregate amount of accruals with respect to the Reinsured Policies.

KILICO also transferred to FKLA in consideration of FKLA’s reinsurance of future liabilities and obligations, in respect of the Reinsured Policies, future premiums, premiums receivable, policy loan receivables, reinsurance recoverables, separate account revenues, agents debit balances and all other fees, charges and amounts.

The parties calculated the present value of future profits to determine the purchase price under the Purchase Agreement.  The final purchase price resulted from a negotiation process between and among the parties to the Purchase Agreement.  The consideration received for all transfers pursuant to the Purchase Agreement consisted of cash and a Ceding Commission. The amount of cash received at Closing was $426,541,631, subject to certain adjustments provided for in the Purchase Agreement.  The “Ceding Commission” was $120,000,000, subject to a market value adjustment with respect to the Transferred Coinsurance Assets. The Ceding Commission was not transferred from FKLA to KILICO, but rather was withheld from the investment assets transferred from KILICO to FKLA as part of the Transferred Coinsurance Assets.

The foregoing description of the Purchase Agreement and the Coinsurance Agreement is qualified in its entirety by reference to the Purchase Agreement, included as Exhibit 2.1 and incorporated herein by reference and the Coinsurance Agreement, included as an exhibit to the Purchase Agreement and incorporated herein by reference.

Item 5.

Other Events.

On the Closing Date, all directors and officers of KILICO tendered their resignation, as contemplated by the Purchase Agreement.  On September 3, 2003 Kemper Corporation, the sole shareholder of KILICO, accepted the resignation of the following members of the KILICO Board of Directors: Gale K. Caruso (Chairman), Frederick L. Blackmon, Martin D. Feinstein, Richard M. Sousa, Debra P. Rezabek, and George Vlaisavljevich.  On September 3, 2003 Kemper Corporation elected the following individuals to the KILICO Board of Directors: Diane Davis (Chairman), Matthew Kindsvogel, David A. Bowers, David A. Levinson, Kenneth E. Owens, and Paul Noffke.

On September 4, 2003 Kemper Corporation, the sole shareholder of KILICO, accepted the resignation of the following officers of KILICO: Frederick L. Blackmon, Gale K. Caruso, Russell M. Bostick, Mark A. Davis, David S. Jorgensen, Edward K. Loughridge, Kenneth N. Olson, Lynn E. Patterson, Debra P. Rezabek, Richard M. Sousa, George Vlaisavljevich, Linda K. Wagner, and William H. Wilton.

On September 4, 2003 Kemper Corporation elected the following individuals as officers of KILICO: Diane Davis (President and Chief Executive Officer), Matthew Kindsvogel, (Executive Vice President, Treasurer and Chief Financial Officer) and David A. Bowers (Corporate Secretary).

Item 7.

Financial Statements and Exhibits.

(b)

Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and notes thereto of KILICO included in KILICO’s fiscal 2002 Annual Report on Form 10-K filed March 27, 2003 with the Securities and Exchange Commission and KILICO’s Quarterly Report for the quarterly period ended June 30, 2003 on Form 10-Q filed August 14, 2003 with the Securities and Exchange Commission.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions described in Item 2 of this Current Report on Form 8-K had been completed at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

Kemper Investors Life Insurance Company and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2003

(in thousands)

		Pro Forma Adjustments
	June 30, 2003 As Reported	Reinsurance (1)	Reinsurance Gross Up FASB 113 (2)	Transfer of Subsidiaries (3)	June 30, 2003 Pro Forma
Assets
Investments:
Fixed maturity securities	$ 3,665,489	$(2,907,446)	$ -	$ (86,427)	$ 671,616
Other invested assets	507,727	(262,242)	-	(6,550)	238,935
Total investments	4,173,216	(3,169,688)	-	(92,977)	910,551

Cash	23,946	–	-	(7,740)	16,206
Accrued investment income	151,863	(134,265)	-	(912)	16,686
Reinsurance recoverable	472,284	–	3,542,281	(2,733)	4,011,832
Deferred insurance acquisition costs	422,358	(26,421)	-	(2,527)	393,410
Value of business acquired	49,105	(22,680)	-	-	26,425
Other assets and receivables	83,593	(68,717)	-	75,869	90,745
Assets held in separate accounts	14,204,713	-	-	-	14,204,713

Total Assets	19,581,078	(3,421,771)	3,542,281	(31,020)	19,670,568

Liabilities
Future policy benefits	4,304,673	(3,511,349)	3,511,349	(22,517)	4,282,156
Other policyholder benefits and funds payable	220,369	(30,932)	30,932	(298)	220,071
Unearned revenue reserve	-	190,269	-	-	190,269
Other accounts payable and liabilities	42,717	26,828	-	(8,205)	61,340
Liabilities related to separate accounts	14,204,713		-	-	14,204,713
Total liabilities	18,772,472	(3,325,184	3,542,281	(31,020	18,958,549

Commitments and contingent liabilities	-	-	-	-	-

Stockholder’s equity
Capital stock	2,500	-	-	-	2,500
Additional paid-in capital	847,432	-	-	-	847,432
Accum other comprehensive income (loss)	109,323	(96,587)	-	-	12,736
Retained deficit	(150,649)		-	-	(150,649)
Total stockholder’s equity	808,606	(96,587)	-	-	712,019

Total liabilities and stockholder’s equity	$ 19,581,078	$(3,421,771)	$ 3,542,281	$ (31,020)	$ 19,670,568

Kemper Investors Life Insurance Company and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Six Months Ended June 30, 2003

(in thousands)

	June 30, 2003 As Reported	Reinsurance (1)	Transfer of Subsidiaries (3)	June 30, 2003 Pro Forma
REVENUE
Net investment income	$ 111,065	$ (87,372)	$ (2,032)	$ 21,661
Separate account fees and charges	47,869	(30,204)		17,665
Broker/dealer commission revenue	13,533	-	(13,533)	-
Other income	13,646	(2,249)	(7,442)	3,955
Total revenue	186,113	(119,825)	(23,007)	43,281

BENEFITS AND EXPENSES
Interest credited to policyholders	79,626	(72,563)	(216)	6,847
Claims incurred and other benefits	8,091	(4,007)	(100)	3,984
Taxes, licenses and fees	(3,860)	18	(152)	(3,994)
Commissions	30,056	(11,471)	(6,334)	12,251
Broker/dealer commission expense	13,422	-	(13,422)	-
Operating expenses	21,671	(6,741)	(3,011)	11,919
Deferral of insurance acquisition costs	(33,479)	16,418	1,235	(15,826)
Amortization of insurance acquisition costs	30,594	(17,363)	7	13,238
Amortization of value of business acquired	2,822	(2,822)	-	-
Amortization of goodwill	-	-	-	-
Amortization of other intangibles acquired	379	(379)	-	-
Total benefits and expenses	149,322	(98,910)	(21,993)	28,419

Income before income tax expense	36,791	(20,915)	(1,014)	14,862

Income tax expense (benefit)	13,077	(9,655)	(391)	3,031

Net income	$ 23,714	$ (11,260)	$ (623)	$ 11,831

Kemper Investors Life Insurance Company and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2002

(in thousands)

	December 31, 2002 As Reported	Reinsurance (1)	Transfer of Subsidiaries (3)	December 31, 2002 Pro Forma
REVENUE
Net investment income	$ 228,330	$ (175,709)	$ (4,226)	$ 48,395
Separate account fees and charges	110,013	(67,117)	-	42,896
Broker/dealer commission revenue	28,452	-	(28,452)	-
Other income	13,967	12,035	(19,320)	6,682
Total revenue	380,762	(230,791)	(51,998)	97,973

BENEFITS AND EXPENSES
Interest credited to policyholders	152,945	(140,429)	-	12,516
Claims incurred and other benefits	62,613	(10,293)	(11)	52,309
Taxes, licenses and fees	19,244	(82)	(210)	18,952
Commissions	83,508	(16,383)	(13,950)	53,175
Broker/dealer commission expense	27,953	-	(27,953)	-
Operating expenses	67,474	(24,245)	(6,118)	37,111
Deferral of insurance acquisition costs	(96,509)	37,304	1,030	(58,175)
Amortization of insurance acquisition costs	34,941	(23,164)	(130)	11,647
Amortization of value of business acquired	20,751	(20,751)	-	-
Amortization of goodwill	156,511	-	-	156,511
Amortization of other intangibles acquired	759	(759)	-	-
Total benefits and expenses	530,190	(198,802)	(47,342)	284,046

Income before income tax expense	(149,428)	(31,989)	(4,656)	(186,073)

Income tax expense (benefit)	(2,377)	2,226	(1,726)	(1,877)

Net income before cumulative effect of accounting change	(147,051)	(34,215)	(2,930)	(184,196)

Cumulative effect of accounting change, net of tax	(21,907)	-	-	(21,907)

Net income	$ (168,958)	$ (34,215)	$ (2,930)	$ (206,103)

(1)

The amounts presented reflect the effect of the Coinsurance Agreement transaction and represent the transfer of the reinsured assets and liabilities. The amount shown as the unearned revenue reserve represents the estimated pre-tax deferred gain on this transaction.

(2)

Represents the gross-up of the reinsurance assets and liabilities as required under Statement of Financial Accounting Standards No. 113.

(3)

Represents the transfer of KILICO’s subsidiaries to FKLA per the Coinsurance Agreement.

(c)

Exhibits.

Exhibit No.	Description
2.1

Stock and Asset Purchase Agreement, dated as of May 29, 2003, between Zurich Holding Company of America, Kemper Corporation, Kemper Investors Life Insurance Company, Zurich Financial Services, Banc One Insurance Holdings, Inc. and Bank One Corporation (incorporated by reference to Exhibit 2 to Kemper Investors Life Insurance Company’s Form 10-Q for the quarterly period ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPER INVESTORS LIFE INSURANCE COMPANY

By:

/s/ MATTHEW KINDSVOGEL

Name:

Matthew Kindsvogel

Title:

Executive Vice President, Treasurer and Chief Financial Officer

Dated:    September 18, 2003

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock and Asset Purchase Agreement, dated as of May 29, 2003, between Zurich Holding Company of America, Kemper Corporation, Kemper Investors Life Insurance Company, Zurich Financial Services, Banc One Insurance Holdings, Inc. and Bank One Corporation (incorporated by reference to Exhibit 2 to Kemper Investors Life Insurance Company’s Form 10-Q for the quarterly period ended June 30, 2003, filed with the Securities and Exchange Commission on August 14, 2003).